EXHIBIT 99.1

Cinedigm Announces Second Quarter Fiscal 2014 Financial Results

LOS ANGELES (November 13, 2013) - Cinedigm Corp. (NASDAQ: CIDM) today announced financial results for the second quarter fiscal 2014 which ended September 30, 2013.

Second Quarter Fiscal 2014 Results

Consolidated revenues (including Phase 1 DC and Phase 2 DC subsidiaries) in the second quarter were $20.4 million, a $2.2 million or 10% decrease from the prior year period. Phase 1 and Phase 2 Deployment revenues declined by $0.7 million for the three months ended September 30, 2013 as a result of (i) fewer releases by studios in the current fiscal quarter as compared to the prior year fiscal quarter as two release titles were delayed to our fiscal third and fourth quarters due to the crowded release calendar this quarter; and (ii) limited screen space to accommodate all tent-pole and wide studio releases constrained booking patterns.

Second quarter non-deployment revenues (excluding Phase 1 DC and Phase 2 DC subsidiaries) were $7.8 million, a decrease of $1.6 million from $9.4 million in the year ago period. The decrease was primarily due to (i) the expected reduction in service revenues as the termination of the North American deployment program resulted in no activation fee revenue recognized during the current quarter as compared to $1.4 million of activation fees in the prior year quarter; (ii) lower results in Software license fees reflecting the successful in-process business model shift to a software-as-a-service ("SaaS") revenue model; and (iii) timing delays of digital license fee and physical goods shipments into the second half of the fiscal year.

Consolidated Adjusted EBITDA in the second quarter was $10.6 million, a decrease of $3.5 million versus the prior year quarter. This decline was due to the $0.7 million reduction in VPF revenues and related Adjusted EBITDA earned in the period as a result the aforementioned reasons, as well as factors involving the entertainment business.  Adjusted EBITDA from non-deployment businesses was a loss of $1.3 million during the three months ended September 30, 2013, declining from $1.2 million for the three months ended September 30, 2012. This decline was primarily driven by three factors: (i) $2.9 million of upfront theatrical releasing, marketing and acquisition costs recognized in the quarter (“J-curve” costs), as well as the additional theatrical releasing selling, general and administrative expenses supporting these releases; (ii) timing delays in several digital licensing transactions to later this current fiscal year, as well as a delay in a major DVD shipment until early October at the request of the retailer; and (iii) timing delays to later this fiscal year in our software unit of installations and revenue recognition from several existing international exhibitors and domestic movie studio customers.

In accordance with Generally Accepted Accounting Principles (GAAP), Cinedigm must recognize its upfront content acquisition and marketing expenses at the time of a theatrical release of a movie. Cinedigm expects to recover those expenses and earn fee-based profits over the ensuing 12-36 months from revenues earned on the distribution of the movie in the ancillary home entertainment markets. To date, Cinedigm has released 11 films, with nine more in the pipeline for the remainder of this fiscal year and early fiscal 2015, and the financial results do not yet reflect the full revenues associated with those releases.

Subsequent to Quarter End

Subsequent to quarter end, Cinedigm completed the acquisition of Gaiam, Inc.’s Entertainment Unit (“GVE”) for $51.5 million.  This accretive acquisition is expected to add more than $15 million of annual Adjusted EBITDA to Cinedigm’s financial results. With this acquisition, Cinedigm is the largest aggregator and distributor of independent content and the second largest distributor of non-theatrical DVD’s and Blu-Ray discs in the U.S. ahead of five of the major studios.

“Our efforts over the last two and a half years to transform Cinedigm – including selling two non-core divisions, acquiring New Video, completely refinancing our balance sheet, and now acquiring GVE-- have put us in a strong position to take full advantage of the digital entertainment revolution,” said Chris McGurk, Chairman and CEO. “Sales at retail managed by our entertainment group are expected to exceed $320 million this upcoming year and our library now has in excess of 32,000 independent films, TV episodes and other content.  Together with our digital cinema business, which continues to generate strong recurring revenues, Cinedigm now has much broader scale and increased leverage across the entire entertainment value chain.  We expect to reap the rewards of this unique leadership position beginning with our third and fourth quarter results and continuing into fiscal 2015 and beyond.”

“During the second quarter, Cinedigm focused its resources and attention on the acquisition of GVE,” added Adam Mizel, Chief Operating Officer and CFO.  “Subsequently, we have spent the last few weeks integrating GVE into the Cinedigm fold – and we have already made significant progress.  We are pleased that we have already achieved almost 95% of the roughly $3.4 - $3.8 million in annualized synergies we anticipated and we expect to discover even more cost-savings opportunities, as well as future revenue opportunities, as we combine all elements of our organizations.”

Second Half Fiscal 2014 Outlook

Looking ahead, the Company expects to produce strong financial results with second half Fiscal Year 2014 guidance of total consolidated revenues at $84.0-$86.0 million and consolidated Adjusted EBITDA of $41.0-$42.0 million. Total second half Fiscal Year 2014 non-deployment revenues are forecast at $59.0-$61.0 million and Adjusted EBITDA of $17.0-$18.0 million. Total second half Fiscal Year 2014 CEG revenues are forecast at $52.0-$54.0 million and Adjusted EBITDA of $12.5-13.5 million. Due to the timing of the closing of the GVE acquisition, our consolidated results for the second half of fiscal 2014 will not include the first three weeks of GVE’s October 2013 operations.

Adjusted EBITDA is defined by the Company for the periods presented to be earnings before interest, taxes, depreciation and amortization, other income, net, stock-based compensation, merger and acquisition costs, and certain other items. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation in the tables attached to this release of Adjusted EBITDA to U.S. GAAP net income (loss). Adjusted EBITDA is not a measurement of financial performance under accounting principles generally accepted in the United States of America and may not be comparable to other similarly titled measures of other companies. The Company calculated and communicated Adjusted EBITDA in the tables because the Company's management believes it is of importance to investors and lenders by providing additional information with respect to the performance of its fundamental business activities. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net loss as an indicator of operating performance. Management also believes that Adjusted EBITDA is an industry-wide financial measure that is useful both to management and investors when evaluating the Company's performance and comparing our performance with the performance of our competitors. Management also uses Adjusted EBITDA for planning purposes, as well as to evaluate the Company's performance because it believes that Adjusted EBITDA more accurately reflects the Company's results, as it excludes certain items, such as stock-based compensation charges, that management believes are not indicative of the Company's operating performance. The Company believes that Adjusted EBITDA is a performance measure and not a liquidity measure. Adjusted EBITDA should not be considered as an alternative to operating or net loss as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with accounting principles generally accepted in the United States of America, or as a measure of liquidity.  In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.  The Company's calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss). In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with U.S. GAAP.

 Conference Call

Cinedigm will host a conference call to discuss its financial results at 4:30 p.m. EDT on November 13, 2013. To participate in the conference call, please dial (877) 754-5303 or for international callers (678) 894-3030 at least five minutes prior to the start of the call. No passcode is required. An audio webcast of the call will be accessible at http://investor.cinedigm.com/events.cfm. To listen to the live webcast, please visit the site prior to the start of the call in order to register, download and install any necessary audio software.

For those unable to participate during the live broadcast, a replay will be available beginning November 13, 2013 at 7:30 p.m. EDT, through November 20, 2013 at 11:59 p.m. EDT. To access the replay, dial (800) 585-8367 (U.S.) or (404) 537-3406 (International) and use passcode: 98013329.

About Cinedigm

Over the past decade, Cinedigm has led the digital distribution revolution that continues to transform the media landscape. In addition to its pioneering role in transitioning movie theatres from traditional film prints to digital distribution, Cinedigm is the leading independent content distributor in the United States, with direct relationships with over 60,000 physical and digital retailers, including Wal-Mart, Best Buy, Target, iTunes, Netflix, and Amazon.  The company’s library of over 32,000 titles and episodes encompasses award-winning documentaries from Docurama Films®, next-gen Indies from Flatiron Film Company®, acclaimed independent films and festival picks through partnerships with the Sundance Institute and Tribeca Films and a wide range of content from brand name suppliers, including National Geographic, Discovery, Scholastic, WWE, NFL, Shout Factory, Hallmark, Jim Henson and more.  Cinedigm proudly distributes numerous Oscar®-nominated films, including The Invisible War, Hell and Back Again, GasLand, Waste Land and Paradise Lost 3: Purgatory; current and upcoming theatrical releases include Destin Daniel Cretton’s highly acclaimed Short Term 12, Godfrey Reggio’s Visitors, Penny Lane’s Our Nixon and Shaul Schwarz’s Narco Cultura.

Cinedigm™ and Cinedigm Digital Cinema Corp™ are trademarks of Cinedigm Corp www.cinedigm.com. [CIDM-F]

Safe Harbor Statement

Investors and readers are cautioned that certain statements contained in this document, as well as some statements in periodic press releases and some oral statements of Cinedigm officials during presentations about Cinedigm, along with Cinedigm's filings with the Securities and Exchange Commission, including Cinedigm's registration statements, quarterly reports on Form 10-Q and annual report on Form 10-K, are

"forward-looking'' statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act''). Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects," "anticipates,'' "intends,'' "plans,'' "could," "might," "believes,'' "seeks," "estimates'' or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by Cinedigm's management, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to various risks, uncertainties and assumptions about Cinedigm, its technology, economic and market factors and the industries in which Cinedigm does business, among other things. These statements are not guarantees of future performance and Cinedigm undertakes no specific obligation or intention to update these statements after the date of this release.

Cinedigm Contact:

For more information: Jill Newhouse Calcaterra

jcalcaterra@cinedigm.com  310/466-5135

CINEDIGM CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)

	September 30, 2013	March 31, 2013
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$12,389	$13,448
Accounts receivable, net	36,322	31,695
Deferred costs, current portion	1,309	1,238
Unbilled revenue, current portion	4,894	9,989
Prepaid and other current assets	7,784	6,101
Note receivable, current portion	324	331
Total current assets	63,022	62,802

Restricted cash	6,751	6,751
Security deposits	218	218
Property and equipment, net	152,563	170,511
Intangible assets, net	12,006	12,848
Capitalized software costs, net	7,509	7,083
Goodwill	12,739	12,739
Deferred costs, net of current portion	7,131	7,396
Unbilled revenue, net of current portion	460	543
Accounts receivable, long-term	1,505	1,225
Note receivable, net of current portion	123	130
Investment in non-consolidated entity, net	—	1,812
Total assets	$264,027	$284,058

CINEDIGM CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(continued)

	September 30, 2013	March 31, 2013
LIABILITIES AND STOCKHOLDERS’ DEFICIT	(Unaudited)
Current liabilities
Accounts payable and accrued expenses	$49,387	$40,320
Current portion of notes payable, non-recourse	33,992	34,447
Current portion of capital leases	151	132
Current portion of deferred revenue	3,699	3,900
Current portion of contingent consideration for business combination	—	1,500
Total current liabilities	87,229	80,299

Notes payable, non-recourse, net of current portion	183,342	203,462
Capital leases, net of current portion	4,385	4,386
Interest rate derivatives	—	544
Deferred revenue, net of current portion	10,196	10,931
Contingent consideration, net of current portion	1,846	1,750
Total liabilities	286,998	301,372
Commitments and contingencies
Stockholders’ Deficit
Preferred stock, 15,000,000 shares authorized; Series A 10% - $0.001 par value per share; 20 shares authorized; 7 shares issued and outstanding at September 30, 2013 and March 31, 2013, respectively. Liquidation preference of $3,609	3,520	3,466
Class A common stock, $0.001 par value per share; 118,759,000 shares authorized; 53,077,216 and 48,448,137 shares issued and 53,025,776 and 48,396,697 shares outstanding at September 30, 2013 and March 31, 2013, respectively	53	48
Class B common stock, $0.001 par value per share; 1,241,000 shares authorized and issued, 0 shares outstanding at September 30, 2013 and March 31, 2013	—	—
Additional paid-in capital	228,427	221,810
Treasury stock, at cost; 51,440 Class A shares	(172)	(172)
Accumulated deficit	(254,799)	(242,466)
Total stockholders’ deficit	(22,971)	(17,314)
Total liabilities and stockholders’ deficit	$264,027	$284,058

CINEDIGM CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for share and per share data)
(Unaudited)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2013	2012	2013	2012 (As Adjusted)
Revenues	$20,367	$22,609	$39,992	$43,513
Costs and expenses:
Direct operating (exclusive of depreciation and amortization shown below)	5,470	2,928	9,961	5,363
Selling, general and administrative	5,072	6,306	12,195	12,199
Research and development	19	36	47	74
Provision for doubtful accounts	132	78	194	154
Restructuring and transition expenses	—	340	—	340
Merger and acquisition expenses	—	—	—	1,267
Depreciation and amortization of property and equipment	9,375	9,120	18,650	18,217
Amortization of intangible assets	417	223	842	381
Total operating expenses	20,485	19,031	41,889	37,995
(Loss) income from operations	(118)	3,578	(1,897)	5,518
Interest expense, net	(4,526)	(7,278)	(9,445)	(14,736)
(Loss) income on investment in non-consolidated entity	(560)	631	(1,812)	662
Other income, net	108	193	241	391
Change in fair value of interest rate derivatives	(71)	255	758	676
Loss from continuing operations before benefit from income taxes	(5,167)	(2,621)	(12,155)	(7,489)
Benefit from income taxes	—	—	—	5,019
Loss from continuing operations	(5,167)	(2,621)	(12,155)	(2,470)
Income (loss) from discontinued operations	—	10	—	(274)
Net loss	(5,167)	(2,611)	(12,155)	(2,744)
Preferred stock dividends	(89)	(89)	(178)	(178)
Net loss attributable to common stockholders	$(5,256)	$(2,700)	$(12,333)	$(2,922)
Net loss per Class A and Class B common share attributable to common shareholders - basic and diluted:
Loss from continuing operations	$(0.10)	$(0.06)	$(0.24)	$(0.06)
Loss from discontinued operations	—	—	—	(0.01)
	$(0.10)	$(0.06)	$(0.24)	$(0.07)
Weighted average number of Class A and Class B common shares outstanding: basic and diluted	52,920,060	48,299,715	50,651,007	46,718,464

Following is the reconciliation of the Company's consolidated Adjusted EBITDA to consolidated GAAP net loss from continuing operations:

	For the Three Months Ended September 30,
($ in thousands)	2013	2012
Net loss from continuing operations before income taxes	$(5,167)	$(2,621)
Add Back:
Amortization of capitalized software costs	422	277
Depreciation and amortization of property and equipment	9,375	9,120
Amortization of intangible assets	417	223
Interest expense, net	4,526	7,278
Loss (income) on investment in non-consolidated entity	560	(631)
Other income, net	(108)	(193)
Change in fair value of interest rate derivatives	71	(255)
Stock-based compensation	540	523
Non-recurring transaction expenses	—	340
Adjusted EBITDA	$10,636	$14,061

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	(9,018)	(8,965)
Amortization of intangible assets	(13)	(13)
Income from operations	(2,907)	(3,871)
Intersegment services fees earned	5	9
Adjusted EBITDA from non-deployment businesses	$(1,297)	$1,221

Following is the reconciliation of the Company's consolidated Adjusted EBITDA to consolidated GAAP net loss from continuing operations:

	For the Six Months Ended September 30,
($ in thousands)	2013	2012
Net loss from continuing operations before income taxes	$(12,155)	$(7,489)
Add Back:
Amortization of capitalized software costs	736	527
Depreciation and amortization of property and equipment	18,650	18,217
Amortization of intangible assets	842	381
Interest expense, net	9,445	14,736
Loss (income) on investment in non-consolidated entity	1,812	(662)
Other income, net	(241)	(391)
Change in fair value of interest rate derivatives	(758)	(676)
Stock-based compensation	1,277	1,314
Non-recurring transaction expenses	—	1,607
Adjusted EBITDA	$19,608	$27,564

Adjustments related to the Phase I and Phase II Deployments:
Depreciation and amortization of property and equipment	(18,036)	(17,904)
Amortization of intangible assets	(26)	(26)
Income from operations	(5,245)	(7,603)
Intersegment services fees earned	11	15
Adjusted EBITDA from non-deployment businesses	$(3,688)	$2,046